RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS

DATED _____ __, 2013 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AST PHOENIX ADVISORS, THE INFORMATION AGENT.

SUSSEX BANCORP

Incorporated under the laws of the State of New Jersey

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of Sussex Bancorp

Subscription Price: $[        ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON _______ __, 2013, UNLESS EXTENDED BY THE COMPANY

REGISTERED

         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase 0.35 share of Common Stock, no par value per share, of Sussex Bancorp, a New Jersey corporation, at a subscription price of $[ ] per share (the “Basic Subscription Right”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of the Sussex Bancorp Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Right	(the “Excess Shares”), any Rights holder that exercises its Basic Subscription Right in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Section 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of the Sussex Bancorp Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sussex Bancorp and the signatures of its duly authorized officers.

Dated:

President	Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery to an address other than the address listed below will not constitute valid delivery. Delivery by facsimile will not constitute valid delivery.

By Mail, Hand or Overnight Courier:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, NY 11219

Telephone Number for Confirmation: (718) 921-8317

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

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SECTION 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares of Common Stock pursuant to an exercise of all or a portion of your Rights, please complete the following and sign under Section 3 below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHTS:	I subscribe for _______________ shares at $________________ each = $_________________
(No. of new shares) (Subscription price) (Amount enclosed)
(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE:	I subscribe for _______________ shares at $________________ each = $_________________
NOTE: You may subscribe for additional shares pursuant to your Over-subscription Privilege only if you exercised your Basic Subscription Right in full.	(No. of new shares) (Subscription price) (Amount enclosed)

TOTAL AMOUNT ENCLOSED: $

METHOD OF PAYMENT (PLEASE INDICATE):

☐	CHECK ENCLOSED: Certified check or cashier’s check drawn upon a U.S. bank, or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent.

☐	FUNDS WIRED: Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC as Subscription Agent, for purposes of the Rights Offering at JPMorgan Chase Bank, ABA #021000021, Account # . (PLEASE PROVIDE WIRE REFERENCE NUMBER):

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SECTION 2-SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS

To be completed ONLY if the certificate representing the Common Stock issuable upon exercise of the Rights is to be issued in a name other than that of the registered holder or is to be delivered to an address different from that shown on the face of this Subscription Rights Certificate. Complete the following, sign under Section 3 and have your signature guaranteed under Section 4 below.

Please issue the certificate representing the Common Stock in the following name and \or deliver to the following address:

Print Full Name and Tax ID or Social Security Number and Address

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SECTION 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated above on the terms and conditions specified in the Prospectus.

Signature(s) :

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any change whatsoever.

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:	Tax ID or Social Security Number:

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SECTION 4-SIGNATURE GUARANTEE

YOU MUST HAVE YOUR SIGNATURE(S) GUARANTEED IF YOU HAVE COMPLETED ANY PORTION OF SECTION 2 OR SECTION 3

Signature Guaranteed:
(Name of Bank or Firm)

By:

(Signature of Officer)

IMPORTANT: Your signature(s) must be guaranteed by an eligible guarantor institution (for example, a bank, stockbroker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, and amended.

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PLEASE CONSULT THE “INSTRUCTIONS AS TO THE USE OF THE SUBSCRIPTION RIGHTS CERTIFICATES” ACCOMPANYING THIS SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU HAVE QUESTIONS, PLEASE CONTACT AST PHOENIX ADVISORS, THE INFORMATION AGENT, AT (877) 478-5038, OR YOUR BANK OR BROKER.